As filed with the Securities and Exchange Commission on October 5, 2006	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLEXA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3161073
(State of Incorporation)	(I.R.S. Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices)

2005 Equity Incentive Plan
(Full title of the plan)
John West
Chief Executive Officer
Solexa, Inc.
25861 Industrial Blvd.
Hayward, California 94545
(510) 670-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
James C. Kitch, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered	Price per Share	Offering Price	Registration Fee
Common Stock, par value $0.01 per share (1)	3,000,000 shares	$8.79 (2)	$26,370,000 (2)	$2,821.59

(1)	This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recaptialization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on September 29, 2006 as reported on the Nasdaq Global Market, in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1.3
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

EXPLANATORY NOTE
          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the Registrant’s Common Stock to be issued pursuant ot the Registrant’s 2005 Equity Incentive Plan, as amended.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents filed by Solexa, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement on Form S-8:
          (a) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 000-22570), filed with the SEC on March 31, 2006;
          (b) Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (File No. 000-22570), filed with the SEC on August 14, 2006;
          (c) Registrant’s Current Reports on Form 8-K (File No. 000-22570), filed with the SEC on January 23, 2006; March 28, 2006; March 30, 2006; May 9, 2006; May 15, 2006; May 22, 2006; June 13, 2006; July 6, 2006; July 19, 2006; August 3, 2006; August 14, 2006; August 31, 2006; September 20, 2006 and October 5, 2006.
          (d) Registrant’s Registration Statement on Form S-8 (File No. 333-127458) filed with the SEC on August 11, 2005; and
          (e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (File No. 000-22570), filed with the SEC on October 5, 1993, including any amendment or report filed for the purpose of updating such description.
          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our Bylaws to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and executive officers. We have also obtained directors and officers insurance to insure such persons against certain liabilities.
               In addition, our Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware law, our directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Solexa and our stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to Solexa, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of Solexa or our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to Solexa or our stockholders when the director was aware or should have been aware of a risk of

1.

serious injury to Solexa or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Solexa or our stockholders, for improper transactions between the director and Solexa and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.
               No pending material litigation or proceeding involving a director, officer, employee or other agent of the Registrant as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.
Item 8. EXHIBITS

Exhibit
Number		Description

3.1		Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the indicated exhibit of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000.

3.1	.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the indicated exhibit of the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2002.

3.1	.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the indicated exhibit of the Registrant’s Current Report on Form 8-K filed on March 7, 2005.

3.1	.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated October 4, 2006.

3.2		Bylaws of the Registrant, as amended, incorporated by reference to the indicated exhibit of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000.

3.3		Certificate of Ownership and Merger of Lynx Therapeutics, Inc., incorporated by reference to the indicated exhibit of the Registrant’s Current Report on Form 8-K filed on March 7, 2005.

4.1		Form of Common Stock Certificate, incorporated by reference to the indicated exhibit of the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 2005.

10.63		2005 Equity Incentive Plan, as amended, incorporated by reference to the indicated exhibit of the Registrant’s Current Report on Form 8-K filed on October 5, 2006.

5.1		Opinion of Cooley Godward LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Independent Registered Public Accounting Firm.

23.3		Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1		Power of Attorney (contained on the signature page to this Registration Statement).

2.

Item 9. UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

3.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on October 5, 2006.

Solexa, Inc.
By:	/s/ Linda M. Rubinstein
Linda M. Rubinstein
Vice President and Chief Financial Officer

5.

POWER OF ATTORNEY
          Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints John West and Linda M. Rubinstein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John West	Chief Executive Officer and Director (Principal Executive Officer)	October 5, 2006
John West

/s/ Linda M. Rubinstein	Chief Financial Officer (Principal Financial and Accounting Officer)	October 5, 2006
Linda M. Rubinstein

/s/ Stephen D. Allen	Director	October 5, 2006
Stephen D. Allen

/s/ A. Blaine Bowman	Director	October 5, 2006
A. Blaine Bowman

/s/ Hermann Hauser	Director	October 5, 2006
Hermann Hauser

/s/ G. Mason Morfit	Director	October 5, 2006
G. Mason Morfit

/s/ Joseph E. Whitters	Director	October 5, 2006
Joseph E. Whitters

/s/ Roy A. Whitfield	Director	October 5, 2006
Roy A. Whitfield

6.

EXHIBIT INDEX

Exhibit
Number		Description

3.1		Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the indicated exhibit of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000.

3.1	.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the indicated exhibit of the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2002.

3.1	.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to the indicated exhibit of the Registrant’s Current Report on Form 8-K filed on March 7, 2005.

3.1	.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated October 4, 2006.

3.2		Bylaws of the Registrant, as amended, incorporated by reference to the indicated exhibit of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2000.

3.3		Certificate of Ownership and Merger of Lynx Therapeutics, Inc., incorporated by reference to the indicated exhibit of the Registrant’s Current Report on Form 8-K filed on March 7, 2005.

4.1		Form of Common Stock Certificate, incorporated by reference to the indicated exhibit of the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 2005.

5.1		Opinion of Cooley Godward LLP.

10.63		2005 Equity Incentive Plan, as amended, incorporated by reference to the indicated exhibit of the Registrant’s Current Report on Form 8-K filed on October 5, 2006.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Independent Registered Public Accounting Firm.

23.3		Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1		Power of Attorney (contained on the signature page to this Registration Statement).

7.